Exhibit 99.1

Vantiv Reports Third Quarter 2015 Results

Net Revenue Increased 13% to $430 Million

Pro Forma Adjusted Net Income per Share Increased 20% to $0.59

CINCINNATI, October 28, 2015 - Vantiv, Inc. (NYSE: VNTV) (“Vantiv” or the “company”) today announced financial results for the third quarter ended September 30, 2015. Revenue increased 17% to $816 million in the third quarter as compared to $697 million in the prior year period. Net revenue increased 13% to $430 million in the third quarter as compared to $381 million in the prior year period, primarily due to an 8% increase in transactions and a 5% increase in net revenue per transaction. On a GAAP basis, net income attributable to Vantiv, Inc. was $41 million or $0.27 per diluted share in the third quarter as compared to $30 million or $0.20 per diluted share in the prior year period. Pro forma adjusted net income increased 22% to $119 million in the third quarter as compared to $97 million in the prior year period. Pro forma adjusted net income per share increased 20% to $0.59 in the third quarter as compared to $0.49 in the prior year period. (See Schedule 2 for pro forma adjusted net income and Schedule 6 for GAAP net income reconciliation to pro forma adjusted net income.)

“Our business is firing on all cylinders,” said Charles Drucker, president and chief executive officer of Vantiv, “with strong performances in both our Merchant and Financial Institution Services segments.”

Merchant Services

Merchant Services net revenue increased 16% to $345 million in the third quarter as compared to $298 million in the prior year period, primarily due to an 8% increase in transactions and a 7% increase in net revenue per transaction. Sales and marketing expenses increased 21% to $126 million in the third quarter as compared to $104 million in the prior year period, primarily due to continued successful new sales execution as well as strong growth from our high growth channels.

Financial Institution Services

Financial Institution Services net revenue increased 3% to $86 million in the third quarter as compared to $83 million in the prior year period as a 7% increase in transactions was partially offset by lower net revenue per transaction. Sales and marketing expenses decreased 10% to $6 million in the third quarter as compared to $7 million in the prior year period.

Capital Allocation

The company repurchased approximately 4.4 million shares of its Class A common stock for approximately $200 million beginning in the third quarter and continuing into the fourth quarter. The company also recently terminated a portion of the obligations under the tax receivable agreements with Fifth Third Bank. The terminated obligations represented approximately $140 million in accrued liabilities and were terminated for approximately $49 million. The termination of these obligations will result in approximately $0.05 in accretion to pro forma adjusted net income per share beginning in 2016.

Fourth Quarter and Full-Year Financial Outlook

Based on the current level of transaction trends and new business activity, net revenue for the fourth quarter of 2015 is expected to be $429 to $437 million, representing an increase of 7% to 9% above the prior year period. Pro forma adjusted net income per share for the fourth quarter of 2015 is expected to be $0.61 to $0.63, representing an increase of 15% to 19% above the prior year period. GAAP net income per share attributable to Vantiv, Inc. is expected to be $0.30 to $0.32 for the fourth quarter of 2015.

Based on our strong performance year-to-date and outlook for the fourth quarter, our full-year 2015 expectations have increased. Net revenue for the full-year 2015 is expected to be $1,657 to $1,665 million, representing growth of 18% to 19% above the prior year. Pro forma adjusted net income per share for the full-year 2015 is expected to be $2.21 to $2.23, representing growth of 18% to 19% above the prior year. GAAP net income per share attributable to Vantiv, Inc. is expected to be $0.94 to $0.96 for the full-year 2015.

Earnings Conference Call and Audio Webcast

The company will host a conference call to discuss the third quarter 2015 financial results today at 8:00 a.m. EDT. The conference call can be accessed live over the phone by dialing (866) 416-5346, or for international callers (913) 312-0692, and referencing conference code 312013. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (888) 203-1112, or for international callers (719) 457-0820, and entering replay passcode 312013. The replay will be available through Wednesday, November 11, 2015. The call will also be webcast live from the company's investor relations website at http://investors.vantiv.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Vantiv, Inc.

Vantiv, Inc. (NYSE: VNTV) is a leading payment processor differentiated by an integrated technology platform. Vantiv offers a comprehensive suite of traditional and innovative payment processing and technology solutions to merchants and financial institutions of all sizes, enabling them to address their payment processing needs through a single provider. We build strong relationships with our clients, helping them become more efficient, more secure and more successful. Vantiv is the second largest merchant acquirer and the largest PIN debit acquirer based on number of transactions in the U.S. The company's growth strategy includes expanding further into high-growth channels and verticals, including integrated payments, ecommerce, and merchant bank. For more information, visit www.vantiv.com.

Non-GAAP and Pro Forma Financial Measures

This earnings release presents non-GAAP and pro forma financial information including net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share. These are important financial performance measures for the company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP and pro forma financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) our ability to adapt to developments and change in our industry; (ii) competition; (iii) unauthorized disclosure of data or security breaches; (iv) systems failures or interruptions; (v) our ability to expand our market share or enter new markets; (vi) our ability to identify and complete acquisitions, joint ventures and partnerships; (vii) failure to comply with applicable requirements of Visa, MasterCard or other payment networks or changes in those requirements; (viii) our ability to pass along fee increases; (ix) termination of sponsorship or clearing services; (x) loss of clients or referral partners; (xi) reductions in overall consumer, business and government spending; (xii) fraud by merchants or others; (xiii) a decline in the use of credit, debit or prepaid cards; (xiv) consolidation in the banking and retail industries; (xv) the effects of governmental regulation or changes in laws; and (xvi) outcomes of future litigation or investigations. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect the company’s financial results and performance is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s periodic reports filed with the SEC, including the company’s most recently filed Annual Report on Form 10-K and its subsequent filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investors
Nathan Rozof, CFA
Senior Vice President, Investor Relations
(866) 254-4811
(513) 900-4811
IR@vantiv.com

Media
Andrew Ciafardini
Vice President, Corporate Communications
(513) 900-5308
Andrew.Ciafardini@vantiv.com

Schedule 1
Vantiv, Inc.
Consolidated Statements of Income
(Unaudited)
(in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2015	2014	% Change	2015	2014	% Change
Revenue	$815,998	$697,109	17%	$2,307,604	$1,843,418	25%
Network fees and other costs	385,548	316,592	22%	1,079,043	843,030	28%
Net revenue	430,450	380,517	13%	1,228,561	1,000,388	23%
Sales and marketing	132,481	111,233	19%	371,461	280,184	33%
Other operating costs	66,563	60,659	10%	211,853	177,782	19%
General and administrative	41,492	45,422	(9)%	136,395	126,580	8%
Depreciation and amortization	70,638	65,289	8%	206,099	204,176	1%
Income from operations	119,276	97,914	22%	302,753	211,666	43%
Interest expense—net	(27,044)	(28,039)	(4)%	(78,769)	(52,089)	51%
Non-operating expenses(1)	(8,308)	(6,594)	26%	(23,799)	(34,250)	(31)%
Income before applicable income taxes	83,924	63,281	33%	200,185	125,327	60%
Income tax expense	24,776	20,436	21%	61,348	38,078	61%
Net income	59,148	42,845	38%	138,837	87,249	59%
Less: Net income attributable to non-controlling interests	(17,656)	(12,859)	37%	(41,820)	(30,536)	37%
Net income attributable to Vantiv, Inc.	$41,492	$29,986	38%	$97,017	$56,713	71%

Net income per share attributable to Vantiv, Inc. Class A common stock:
Basic	$0.29	$0.21	38%	$0.67	$0.40	68%
Diluted(2)	$0.27	$0.20	35%	$0.64	$0.40	60%
Shares used in computing net income per share of Class A common stock:
Basic	145,015,310	144,632,010		145,039,413	141,127,560
Diluted	201,899,024	199,698,988		201,483,652	199,074,819

Non Financial Data:
Transactions (in millions)	5,776	5,360	8%	16,907	14,420	17%

(1) Non-operating expenses during 2015 primarily relate to the change in fair value of a tax receivable agreement ("TRA") entered into in June 2014. The amounts for 2014 primarily relate to the refinancing of our senior secured credit facilities in June 2014 and the change in fair value of a TRA entered into in June 2014.
(2) Due to our structure as a C corporation and Vantiv Holding's structure as a pass-through entity for tax purposes, the numerator in the diluted net income per share calculation is adjusted to reflect our income tax expense at an expected effective tax rate assuming the conversion of the Class B units of Vantiv Holding into shares of our Class A common stock. The expected effective tax rate for 2015 and 2014 was 36.0% and 36.5%, respectively. The components of the diluted net income per share calculation are as follows:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Income before applicable income taxes	$83,924	$63,281	$200,185	$125,327
Taxes	30,213	23,098	72,067	45,744
Net income	$53,711	$40,183	$128,118	$79,583
Diluted shares	201,899,024	199,698,988	201,483,652	199,074,819
Diluted EPS	$0.27	$0.20	$0.64	$0.40

Schedule 2
Vantiv, Inc.
Pro Forma Adjusted Net Income
(Unaudited)
(in thousands, except share data)
See schedule 6 and 7 for a reconciliation of GAAP net income to pro forma adjusted net income.

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2015	2014	% Change	2015	2014	% Change
Revenue	$815,998	$697,109	17%	$2,307,604	$1,843,418	25%
Network fees and other costs	385,548	316,592	22%	1,079,043	843,030	28%
Net revenue	430,450	380,517	13%	1,228,561	1,000,388	23%
Sales and marketing	132,481	111,233	19%	371,461	280,184	33%
Other operating costs	61,453	57,955	6%	188,510	165,359	14%
General and administrative	28,111	29,865	(6)%	86,508	78,032	11%
Adjusted EBITDA(1)	208,405	181,464	15%	582,082	476,813	22%
Depreciation and amortization	21,956	20,143	9%	62,668	56,681	11%
Adjusted income from operations	186,449	161,321	16%	519,414	420,132	24%
Interest expense—net	(27,044)	(28,039)	(4)%	(78,769)	(52,089)	51%
Non-GAAP adjusted income before applicable income taxes	159,405	133,282	20%	440,645	368,043	20%
Pro Forma Adjustments:
Income tax expense(2)	57,386	48,648	18%	158,632	134,336	18%
Tax adjustments(3)	(16,842)	(12,418)	36%	(40,178)	(34,005)	18%
Less: JV non-controlling interest(4)	(319)	(186)	72%	(1,470)	(487)	202%
Pro forma adjusted net income(5)	$118,542	$96,866	22%	$320,721	$267,225	20%

Pro Forma adjusted net income per share(6)	$0.59	$0.49	20%	$1.59	$1.34	19%

Adjusted shares outstanding	201,899,024	199,698,988		201,483,652	199,074,819

Non Financial Data:
Transactions (in millions)	5,776	5,360	8%	16,907	14,420	17%
Net revenue per transaction	$0.0745	$0.0710	5%	$0.0727	$0.0694	5%
Non-GAAP and Pro Forma Financial Measures
This schedule presents non-GAAP and pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.
Pro forma adjusted net income is derived from GAAP net income, adjusting for the following items: (a) amortization of intangible assets acquired in business combinations and customer portfolio and related asset acquisitions; (b) non-operating expenses primarily associated with the refinancing of our senior secured credit facilities in June 2014 and the change in fair value of a TRA entered into in June 2014; (c) adjustments to income tax expense assuming conversion of the Fifth Third Bank non-controlling interest into shares of Class A common stock; (d) share-based compensation; (e) acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits and other transition activities; and (f) tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.

(1) See schedule 8 for a reconciliation of GAAP net income to adjusted EBITDA.
(2) Represents income tax expense at an effective rate of 36.0% for 2015 and 36.5% for 2014, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above. The effective tax rate is expected to remain at 36.0% for the remainder of 2015.
(3) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (2) above, associated with a consolidated joint venture formed in May 2014.
(5) Pro forma adjusted net income assumes the conversion of the Fifth Third Bank non-controlling interest into shares of Class A common stock.
(6) Pro forma adjusted net income per share is calculated as pro forma adjusted net income divided by adjusted shares outstanding.

Schedule 3
Vantiv, Inc.
Segment Information
(Unaudited)
(in thousands)
Merchant Services

	Three Months Ended September 30,
	2015	2014	$ Change	% Change
	(dollars in thousands)
Total revenue	$687,394	$580,082	$107,312	18%
Network fees and other costs	342,518	282,431	60,087	21%
Net revenue	344,876	297,651	47,225	16%
Sales and marketing	126,400	104,460	21,940	21%
Segment profit	$218,476	$193,191	$25,285	13%

Non-financial data:
Transactions (in millions)	4,743	4,398		8%
Net revenue per transaction	$0.0727	$0.0677		7%

	Nine Months Ended September 30,
	2015	2014	$ Change	% Change
	(dollars in thousands)
Total revenue	$1,935,364	$1,486,991	$448,373	30%
Network fees and other costs	962,714	738,440	224,274	30%
Net revenue	972,650	748,551	224,099	30%
Sales and marketing	353,435	260,225	93,210	36%
Segment profit	$619,215	$488,326	$130,889	27%

Non-financial data:
Transactions (in millions)	13,887	11,575		20%
Net revenue per transaction	$0.0700	$0.0647		8%
Financial Institution Services

	Three Months Ended September 30,
	2015	2014	$ Change	% Change
	(dollars in thousands)
Total revenue	$128,604	$117,027	$11,577	10%
Network fees and other costs	43,030	34,161	8,869	26%
Net revenue	85,574	82,866	2,708	3%
Sales and marketing	6,081	6,773	(692)	(10)%
Segment profit	$79,493	$76,093	$3,400	4%

Non-financial data:
Transactions (in millions)	1,033	962		7%
Net revenue per transaction	$0.0828	$0.0861		(4)%

	Nine Months Ended September 30,
	2015	2014	$ Change	% Change
	(dollars in thousands)
Total revenue	$372,240	$356,427	$15,813	4%
Network fees and other costs	116,329	104,590	11,739	11%
Net revenue	255,911	251,837	4,074	2%
Sales and marketing	18,026	19,959	(1,933)	(10)%
Segment profit	$237,885	$231,878	$6,007	3%

Non-financial data:
Transactions (in millions)	3,020	2,845		6%
Net revenue per transaction	$0.0847	$0.0885		(4)%

Schedule 4
Vantiv, Inc.
Condensed Consolidated Statements of Financial Position
(Unaudited)
(in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$287,558	$411,568
Accounts receivable—net	578,842	607,674
Related party receivable	6,253	6,164
Settlement assets	107,171	135,422
Prepaid expenses	34,801	26,906
Other	17,337	27,002
Total current assets	1,031,962	1,214,736

Customer incentives	48,963	39,210
Property, equipment and software—net	293,630	281,715
Intangible assets—net	910,840	1,034,692
Goodwill	3,366,528	3,291,366
Deferred taxes	419,082	429,623
Other assets	39,155	44,741
Total assets	$6,110,160	$6,336,083

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$319,496	$299,771
Related party payable	3,904	2,035
Settlement obligations	496,667	501,042
Current portion of note payable	116,501	116,501
Current portion of tax receivable agreement obligations to related parties	33,666	22,789
Current portion of tax receivable agreement obligations	61,196	—
Deferred income	7,917	5,480
Current maturities of capital lease obligations	8,592	8,158
Other	13,250	7,557
Total current liabilities	1,061,189	963,333
Long-term liabilities:
Note payable	2,991,668	3,277,237
Tax receivable agreement obligations to related parties	563,591	597,273
Tax receivable agreement obligations	122,267	152,420
Capital lease obligations	23,271	14,779
Deferred taxes	17,658	24,380
Other	41,585	6,075
Total long-term liabilities	3,760,040	4,072,164
Total liabilities	4,821,229	5,035,497

Commitments and contingencies
Equity:
Total equity (1)	1,288,931	1,300,586
Total liabilities and equity	$6,110,160	$6,336,083

(1) Includes equity attributable to non-controlling interests.

Schedule 5
Vantiv, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Operating Activities:
Net income	$138,837	$87,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	206,099	169,909
Write-off of intangible asset	—	34,267
Amortization of customer incentives	12,535	8,094
Amortization and write-off of debt issuance costs	6,784	30,416
Share-based compensation expense	23,852	30,797
Excess tax benefit from share-based compensation	(15,797)	(11,845)
Tax receivable agreements non-cash items	21,196	8,311
Change in operating assets and liabilities:
Accounts receivable and related party receivable	28,743	(15,946)
Net settlement assets and obligations	23,876	109,402
Customer incentives	(22,716)	(11,581)
Prepaid and other assets	2,016	(10,321)
Accounts payable and accrued expenses	75,578	34,473
Payable to related party	1,869	733
Other liabilities	3,685	(1,161)
Net cash provided by operating activities	506,557	462,797
Investing Activities:
Purchases of property and equipment	(64,344)	(76,984)
Acquisition of customer portfolios and related assets	(39,312)	(27,399)
Purchase of investments	—	(7,487)
Cash used in acquisitions, net of cash acquired	—	(1,658,694)
Net cash used in investing activities	(103,656)	(1,770,564)
Financing Activities:
Proceeds from issuance of long-term debt	—	3,443,000
Repayment of debt and capital lease obligations	(295,208)	(1,838,906)
Payment of debt issuance cost	—	(38,069)
Proceeds from exercise of Class A common stock options	12,739	2,774
Repurchase of Class A common stock	(161,156)	(34,366)
Repurchase of Class A common stock (to satisfy tax withholding obligations)	(16,119)	(16,699)
Settlement of certain tax receivable agreements	(44,800)	—
Payments under tax receivable agreements	(22,805)	(8,639)
Excess tax benefit from share-based compensation	15,797	11,845
Distributions to non-controlling interests	(12,732)	(13,153)
Decrease in cash overdraft	(2,627)	—
Net cash (used in) provided by financing activities	(526,911)	1,507,787
Net (decrease) increase in cash and cash equivalents	(124,010)	200,020
Cash and cash equivalents—Beginning of period	411,568	171,427
Cash and cash equivalents—End of period	$287,558	$371,447

Cash Payments:
Interest	$73,965	$44,611
Income taxes	6,484	18,422
Non-cash Items:
Issuance of tax receivable agreements to related parties	$—	$109,400
Contingent consideration for issuance of tax receivable agreement	—	137,120

Schedule 6
Vantiv, Inc.
Reconciliation of GAAP Net Income to Pro Forma Adjusted Net Income
(Unaudited)
(in thousands)

	Three Months Ended September 30, 2015
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non-Operating Expenses(3)	Non-Controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$815,998	$—	$—	$—	$—	$—	$—		$815,998
Network fees and other costs	385,548	—	—	—	—	—	—		385,548
Net revenue	430,450	—	—	—	—	—	—		430,450
Sales and marketing	132,481	—	—	—	—	—	—		132,481
Other operating costs	66,563	(5,110)	—	—	—	—	—		61,453
General and administrative	41,492	(6,249)	(7,132)	—	—	—	—		28,111
Depreciation and amortization	70,638	—	—	(48,682)	—	—	—		21,956
Income from operations	119,276	11,359	7,132	48,682	—	—	—		186,449
Interest expense—net	(27,044)	—	—	—	—	—	—		(27,044)
Non-operating expenses	(8,308)	—	—	—	8,308	—	—		—
Income before applicable income taxes	83,924	11,359	7,132	48,682	8,308	—	—		159,405
Income tax expense	24,776	—	—	—	—	—	32,610	(5)	57,386
Tax adjustments	—	—	—	—	—	—	(16,842)	(6)	(16,842)
Less: JV non-controlling interest	—	—	—	—	—	(319)	—		(319)
Net income	$59,148	$11,359	$7,132	$48,682	$8,308	$(319)	$(15,768)		$118,542

	Three Months Ended September 30, 2014
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non-Operating Expenses(3)	Non-Controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$697,109	$—	$—	$—	$—	$—	$—		$697,109
Network fees and other costs	316,592	—	—	—	—	—	—		316,592
Net revenue	380,517	—	—	—	—	—	—		380,517
Sales and marketing	111,233	—	—	—	—	—	—		111,233
Other operating costs	60,659	(2,704)	—	—	—	—	—		57,955
General and administrative	45,422	(4,804)	(10,753)	—	—	—	—		29,865
Depreciation and amortization	65,289	—	—	(45,146)	—	—	—		20,143
Income from operations	97,914	7,508	10,753	45,146	—	—	—		161,321
Interest expense—net	(28,039)	—	—	—	—	—	—		(28,039)
Non-operating expenses	(6,594)	—	—	—	6,594	—	—		—
Income before applicable income taxes	63,281	7,508	10,753	45,146	6,594	—	—		133,282
Income tax expense	20,436	—	—	—	—	—	28,212	(5)	48,648
Tax adjustments	—	—	—	—	—	—	(12,418)	(6)	(12,418)
Less: JV non-controlling interest	—	—	—	—	—	(186)	—		(186)
Net income	$42,845	$7,508	$10,753	$45,146	$6,594	$(186)	$(15,794)		$96,866

Pro Forma Adjusted Financial Measures
This schedule presents pro forma adjusted financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

(1) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits and other transition activities.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(3) Non-operating expenses during 2015 and 2014 primarily relate to the change in fair value of a TRA entered into in June 2014.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (5) below, associated with a consolidated joint venture formed in May 2014.
(5) Represents adjustments to income tax expense to reflect an effective tax rate of 36.0% for 2015 and 36.5% for 2014, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above. The effective tax rate is expected to remain at 36.0% for the remainder of 2015.
(6) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.

Schedule 7
Vantiv, Inc.
Reconciliation of GAAP Net Income to Pro Forma Adjusted Net Income
(Unaudited)
(in thousands)

	Nine Months Ended September 30, 2015
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non-Operating Expenses(3)	Non-Controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$2,307,604	$—	$—	$—	$—	$—	$—		$2,307,604
Network fees and other costs	1,079,043	—	—	—	—	—	—		1,079,043
Net revenue	1,228,561	—	—	—	—	—	—		1,228,561
Sales and marketing	371,461	—	—	—	—	—	—		371,461
Other operating costs	211,853	(23,343)	—	—	—	—	—		188,510
General and administrative	136,395	(26,035)	(23,852)	—	—	—	—		86,508
Depreciation and amortization	206,099	—	—	(143,431)	—	—	—		62,668
Income from operations	302,753	49,378	23,852	143,431	—	—	—		519,414
Interest expense—net	(78,769)	—	—	—	—	—	—		(78,769)
Non-operating expenses	(23,799)	—	—	—	23,799	—	—		—
Income before applicable income taxes	200,185	49,378	23,852	143,431	23,799	—	—		440,645
Income tax expense	61,348	—	—	—	—	—	97,284	(5)	158,632
Tax adjustments	—	—	—	—	—	—	(40,178)	(6)	(40,178)
Less: JV non-controlling interest	—	—	—	—	—	(1,470)	—		(1,470)
Net income	$138,837	$49,378	$23,852	$143,431	$23,799	$(1,470)	$(57,106)		$320,721

	Nine Months Ended September 30, 2014
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non-Operating Expenses(3)	Non-Controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$1,843,418	$—	$—	$—	$—	$—	$—		$1,843,418
Network fees and other costs	843,030	—	—	—	—	—	—		843,030
Net revenue	1,000,388	—	—	—	—	—	—		1,000,388
Sales and marketing	280,184	—	—	—	—	—	—		280,184
Other operating costs	177,782	(12,423)	—	—	—	—	—		165,359
General and administrative	126,580	(17,751)	(30,797)	—	—	—	—		78,032
Depreciation and amortization	204,176	—	—	(147,495)	—	—	—		56,681
Income from operations	211,666	30,174	30,797	147,495	—	—	—		420,132
Interest expense—net	(52,089)	—	—	—	—	—	—		(52,089)
Non-operating expenses	(34,250)	—	—	—	34,250	—	—		—
Income before applicable income taxes	125,327	30,174	30,797	147,495	34,250	—	—		368,043
Income tax expense	38,078	—	—	—	—	—	96,258	(5)	134,336
Tax adjustments	—	—	—	—	—	—	(34,005)	(6)	(34,005)
Less: JV non-controlling interest	—	—	—	—	—	(487)	—		(487)
Net income	$87,249	$30,174	$30,797	$147,495	$34,250	$(487)	$(62,253)		$267,225

Pro Forma Adjusted Financial Measures
This schedule presents pro forma adjusted financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

(1) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits and other transition activities.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(3) Non-operating expenses during 2015 primarily relate to the change in fair value of a TRA entered into in June 2014. The amount for 2014 primarily relates to the refinancing of our senior secured credit facilities in June 2014 and the change in fair value of a TRA entered into in June 2014.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (5) below, associated with a consolidated joint venture formed in May 2014.
(5) Represents adjustments to income tax expense to reflect an effective tax rate of 36.0% for 2015 and 36.5% for 2014, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above. The effective tax rate is expected to remain at 36.0% for the remainder of 2015.
(6) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.

Schedule 8
Vantiv, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2015	2014	% Change	2015	2014	% Change
Net income	$59,148	$42,845	38%	$138,837	$87,249	59%
Income tax expense	24,776	20,436	21%	61,348	38,078	61%
Non-operating expenses(1)	8,308	6,594	26%	23,799	34,250	(31)%
Interest expense—net	27,044	28,039	(4)%	78,769	52,089	51%
Share-based compensation	7,132	10,753	(34)%	23,852	30,797	(23)%
Transition, acquisition and integration costs(2)	11,359	7,508	51%	49,378	30,174	64%
Depreciation and amortization	70,638	65,289	8%	206,099	204,176	1%
Adjusted EBITDA	$208,405	$181,464	15%	$582,082	$476,813	22%

Non-GAAP Financial Measures
This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies.

(1)  Non-operating expenses during 2015 primarily relate to the change in fair value of a TRA entered into in June 2014. The amounts for 2014 primarily relate to the refinancing of our senior secured credit facilities in June 2014 and the change in fair value of a TRA entered into in June 2014.
(2) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits and other transition activities.